EXHIBIT 24.2


                  TOWN & COUNTRY CORPORATION AND SUBSIDIARIES

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



    As independent public accountants, we hereby consent to the incorporation of our reports and to all references to our Firm included in or made part of this Registration Statement.


                                                   Arthur Andersen & Co.
Boston, Massachusetts
July 26, 1994